UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 5, 2025
Date of Report (date of earliest event reported)
DROPBOX, INC.
(Exact name of Registrant as specified in its charter)

Nevada	001-38434	26-0138832
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1800 Owens St.
San Francisco, California 94158
(Address of principal executive offices)
(415) 930-7766
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Common Stock, par value $0.00001 per share	DBX	The NASDAQ Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 5, 2025, Timothy Regan, Chief Financial Officer of Dropbox, Inc. (“Dropbox” or the “Company”) notified the Company of his decision to resign after more than five years as Chief Financial Officer and nine years with the Company. Mr. Regan’s resignation will be effective on December 16, 2025, following which he will continue to serve as a non-executive employee of the Company through March 15, 2026 to ensure a smooth transition. Mr. Regan will receive a one-time cash advisory fee payment of $250,000 in December 2025 in connection with his continued service. Mr. Regan’s resignation reflects his intention to pursue the next chapter of his career and did not involve any disagreement with the Company on any matter relating to the Company’s strategy, financial reporting, operations, policies, or practices.

On December 10, 2025, the Company announced that Ross Tennenbaum, 47, has been appointed to succeed Mr. Regan as Chief Financial Officer, effective December 16, 2025. Prior to joining Dropbox, Mr. Tennenbaum served in several leadership roles at Avalara, an agentic tax and compliance company, where he served as President from April 2024 to December 2025, as Chief Financial Officer from April 2020 to April 2024, and as Executive Vice President, Strategic Initiatives group from March 2019 to April 2024. He previously served as Vice President and later Managing Director, Software Investment Banking at Goldman Sachs from 2014 to 2019. Prior to Goldman Sachs, Mr. Tennenbaum served as Associate and later Vice President, Software Investment Banking at Credit Suisse from 2009 to 2014. Mr. Tennenbaum holds a B.S. in Finance and Economics from the University of Florida and an M.B.A. in Finance and Venture Capital from The Wharton School of the University of Pennsylvania.

“I’m excited to welcome Ross Tennenbaum to Dropbox as our new Chief Financial Officer,” said Drew Houston, Dropbox Co-Founder and Chief Executive Officer. “Ross brings a strong combination of financial acumen, operational experience, and deep knowledge of the tech landscape, and I’m excited to partner with him as we navigate our next chapter. I also want to thank Tim Regan for his leadership and many contributions to Dropbox.”

“I’m thrilled to join Dropbox at such an important moment in its journey,” said Ross Tennenbaum. “I’m energized by Dropbox’s solid financials, distinctive products, and the exciting opportunity to grow new products, including Dropbox Dash. I’m looking forward to partnering with Drew and the leadership team to build on that momentum and help guide Dropbox through its next phase of growth.”

Mr. Tennenbaum has entered into a letter agreement with the Company (the “Offer Letter”) dated December 5, 2025, establishing his compensation as Chief Financial Officer. Mr. Tennenbaum will receive an annual base salary of $550,000 per year and will be eligible to participate in the Company’s cash bonus plan, with an annual performance-based target of 100% of his base salary. Mr. Tennenbaum will also be granted a one-time cash signing bonus of $350,000. In addition, Mr. Tennenbaum will be granted restricted stock units covering shares of the Company’s Class A common stock with a value of $23,250,000 (the “RSUs”). The RSUs will vest over four years with 6.25% of the RSUs vesting on February 15, 2026 and an additional 6.25% vesting every three months (on the 15th day of the month) thereafter, subject to Mr. Tennenbaum remaining as a service provider to the Company. The foregoing description is qualified in its entirety by reference to the Offer Letter, which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2025.

Mr. Tennenbaum has executed the Company’s standard form of change of control and severance agreement, a copy of which is attached as exhibit 10.10 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (File No. 001-38434), filed with the Securities and Exchange Commission (the “SEC”) on February 21, 2025, and has also executed the Company’s standard form of indemnification agreement.

There are no arrangements or understandings between Mr. Tennenbaum and any other persons, pursuant to which he was appointed as Chief Financial Officer. There are no family relationships among any of the Company’s directors or executive officers and Mr. Tennenbaum. Mr. Tennenbaum is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

For additional information, please see a copy of the blog post announcing the appointment of Mr. Tennenbaum as Chief Financial Officer, which is attached here as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On December 10, 2025, the Company announced that it expects its fourth quarter and fiscal 2025 financial results to be in-line with or above the guidance ranges previously provided by the Company in the investor supplement posted on the Company’s investor relations website on November 6, 2025.

Forward-Looking Statements

This Report on Form 8-K and Exhibit 99.1 contains forward-looking statements within the meaning of United States federal securities laws, including, among other things, our expectations regarding future events, our business, and market opportunities. Words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plans,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this report and are subject to risks, uncertainties, and assumptions. Further information on risks that could affect Dropbox’s results is included in our filings with the SEC, including our Report on Form 10-K for the year ended December 31, 2024. Dropbox assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Blog post published by Dropbox, Inc. December 10, 2025.
104	Cover Page Interactive Data File, formatted in inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2025

Dropbox, Inc.
/s/ William Y. Yoon
William Y. Yoon
Chief Legal Officer